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                                                                      EXHIBIT 99


WENDY'S INTERNATIONAL, INC. APPOINTS JOHN T. SCHUESSLER
AS THE COMPANY'S CHIEF EXECUTIVE OFFICER AND PRESIDENT

DAVE THOMAS TO CONTINUE AS THE COMPANY'S SENIOR CHAIRMAN

     DUBLIN, Ohio (March 17, 2000) - Wendy's International, Inc. (NYSE: WEN) announced today that the board of directors has named John T. Schuessler as chief executive officer and president of the Company, effective immediately.

     Schuessler, 49, previously was president and chief operating officer, Wendy's U.S. Operations. Wendy's Founder R. David Thomas continues as senior chairman of the board.

     "Jack has provided outstanding leadership and delivered excellent results during his 25-year career at Wendy's," said Thomas. "He has the right combination of restaurant industry experience, management skills and strategic planning ability to lead our organization. I am very confident about our future under Jack's direction. He has the support of the board of directors, a strong management team at Wendy's and Tim Hortons, a great group of franchisees and the commitment of our employees."

     Schuessler continues as a board member and fills the Company's top officer position. Former Chairman, CEO and President Gordon F. Teter died unexpectedly in December 1999.

     Reporting to Schuessler are Paul House, president and chief operating officer of Tim Hortons; Frederick R. Reed, chief financial officer; plus the Wendy's operations, development, marketing, research and development, and human resources departments.

     "The great news is that we've started the 2000 business year strongly after the Company delivered outstanding sales and earnings performance in 1999," said Thomas. "Overall results in January and February are very encouraging. Jack has focused the senior management team and our entire organization on delivering another great year."

THE COMPANY'S NO. 1 GOAL IS IMPROVING SHAREHOLDER VALUE

     "My goal and the challenge for our Company is to improve shareholder value," said Schuessler. "We raised our performance levels in many key areas during 1999 and plan to deliver excellent results again in 2000.

     "We've made progress growing systemwide sales, raising average unit volumes to record levels at both Wendy's U.S. and Tim Hortons Canada and expanding Wendy's domestic operating margins to a 14-year high. We also delivered high-quality earnings growth, significantly raised return on invested capital performance and maintained a very solid balance sheet."

     Schuessler said the Company plans to build on the positive momentum in 1999 and execute the corporation's long-term strategic plan, which includes:

o    Enhancing Wendy's and Tim Hortons' superior quality brand positions.

o Maintaining the Company's commitment to its successful long-term strategies that focus on outstanding restaurant operations, superior marketing, aggressive and responsible development and a performance driven culture.

o Maximizing the core Wendy's North America and Tim Hortons Canada businesses.

o    Meeting or exceeding the Company's goal of 12-15% annual Base EPS growth.

o Continuing to make progress on the Company's strategic initiatives, including share repurchase.

o    Maximizing organizational strengths and core competencies.

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     "We've delivered outstanding results over the past decade in restaurant operations, franchising, brand building, marketing, market research, new product development and supply chain management," said Schuessler.

     "We will focus a great deal of energy on further improving our performance in the key areas of our business and we intend to analyze opportunities for growth and innovation in restaurant development, strategic alliances and technology applications," Schuessler added.

     "Our corporate strategy also includes developing growth platforms to complement our strong Wendy's business in North America and Tim Hortons in Canada. For example, while we are in the early stages with our Tim Hortons U.S. business, our sales performance is encouraging, our restaurant operating performance is improving and we are building a base of excellent franchisees."

SCHUESSLER JOINED WENDY'S IN 1974

     Schuessler began his career at Wendy's in 1974 as a manager trainee for a franchisee in Atlanta. When the franchisee's stores were acquired in 1976, he joined the Company. He was promoted through the Wendy's organization, holding the positions of district manager, director of area operations and regional director in various markets throughout the U.S.

     In 1983, he was promoted to regional vice president of Wendy's eastern division. In 1984, he was named zone vice president. In 1986, he was named division vice president and then in 1987 he was promoted to senior vice president of the northeast region. He held the position of senior vice president until February 1995 when he was promoted to executive vice president, U.S. Operations.

     In February 1997, Schuessler assumed additional responsibility for day-to-day operations of Wendy's domestic restaurants when he was named president and chief operating officer, U.S. Operations. During the past year, he also assumed responsibility for Wendy's of Canada.

     Schuessler has received numerous operator awards from the Company and in 1995 was inducted into Wendy's Hall of Fame.

     Since 1998 he has been a trustee of Wendy's National Advertising Program
(WNAP), a group appointed by Wendy's franchisees to provide strategic marketing counsel to the Company.

     Schuessler has been involved in the Company's corporate affairs efforts as chairman of Wendy's internal government relations task force and externally as a founding member of the Employment Roundtable, an industry group made up of top officers of restaurant companies interested in influencing legislative efforts on a national basis.

     He received a B.S. from Spring Hill College in Mobile, Ala.

     Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies with more than $7 billion in systemwide sales and two great brands - Wendy's and Tim Hortons. There are more than 5,500 Wendy's restaurants in the U.S., Canada and international markets. Tim Hortons has more than 1,800 restaurants in North America.

CONTACT:
John D. Barker
614-764-3044 or john_barker@wendys.com

Denny Lynch
614-764-3413

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                           WENDY'S INTERNATIONAL, INC.
                                   EXHIBIT 99
     SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy's International, Inc. (the "Company") desires to take advantage of the "safe harbor" provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans. The Company plans to increase the number of systemwide Wendy's and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules,

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the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The expectation of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

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